UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2006

ROWAN COMPANIES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-5491	75-0759420
(State or other jurisdiction	(Commission file Number)	(IRS Employer
of incorporation)		Identification No.)

2800 POST OAK BOULEVARD
SUITE 5450
HOUSTON, TEXAS	77056-6127
(Address of principal executive offices)	(zip code)

(713) 621-7800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02 (b) and (e). Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Mr. Robert G. Croyle, the Company’s Vice Chairman and Chief Administrative Officer, has notified the Company that he will retire effective December 31, 2006 after 33 years of service. In connection with Mr. Croyle’s retirement, on November 27, 2006, the Compensation Committee of the Board of Directors approved the acceleration of vesting to December 31, 2006 of the following unvested portions of Mr. Croyle’s compensatory equity grants.

Grant date	Equity granted	Accelerated Unvested portion
4/25/2003	75,000 options at $21.19/share	18,750 options
7/21/2004	67,500 options at $25.265/share	33,750 options
7/21/2004	30,000 shares of restricted stock	30,000 shares
5/17/2005	10,900 shares of restricted stock	8,175 shares
5/17/2005	23,300 options at $24.98/share	17,475 options
4/28/2006	5,558 shares of restricted stock	5,558 shares
4/28/2006	11,520 options at $43.85/share	11,520 options

Additionally, the Company has agreed to enter into a consulting arrangement with Mr. Croyle so that he may complete certain ongoing projects. When finalized, the agreement will be for a term of no longer than six months and will provide for payment to Mr. Croyle a monthly rate of $6,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

   ROWAN COMPANIES, INC.

            By: /s/ W. H. Wells
   W. H. Wells,
   Vice President - Finance and Treasurer (Principal Financial Officer)

Dated: December 1, 2006